SECURITIES  AND  EXCHANGE  COMMISSION
                             WASHINGTON,  D.C.  20549
                                    FORM  8K
                                 CURRENT  REPORT
                     PURSUANT  TO  SECTION  13  OR  15(D)  OF  THE
                        SECURITIES  EXCHANGE  ACT  OF  1934

                          DATE  OF  REPORT  June  23,  2005
                        (DATE  OF  EARLIEST  EVENT  REPORTED):
                                ----------------


                          NEW  MEDIUM  ENTERPRISES,  INC.
                            -----------------------


            (EXACT  NAME  OF  REGISTRANT  AS  SPECIFIED  IN  ITS  CHARTER)


STATE  OR  OTHER  JURISDICTION  OF                  (I.R.S.  EMPLOYER
INCORPORATION  OF  ORGANIZATION)                    IDENTIFICATION  NO.)

      NEVADA                                11-3502174

       (ADDRESS,  INCLUDING  ZIP  CODE,  AND  TELEPHONE  NUMBER,  INCLUDING AREA
               CODE,  OF  REGISTRANT'S  PRINCIPAL  EXECUTIVE  OFFICES)
                          DATE  OF  REPORT  JUNE  14,   2005
                        DATE  OF  EARLIEST  EVENT  REPORTED):

                            MAHESH  JAYANARAYAN,  CEO
                                  195  The  Vale
                                  London  W3  7QS
                            Tel:  011  44  208  746  2018
                            Fax:  011  44  208  749-8025




ITEM  5.02  -  ELECTION  OF  DIRECTORS;  APPOINTMENT  OF  PRINCIPAL  OFFICERS.


JULY 1, 2005 APPOINTMENT OF PROFESSOR EUGENE LEVICH, AGE 56 AS CHIEF TECHNOLOGY OFFICER (CTO)

     On July 1, 2005, the Board of Directors appointed Professor Eugene Levich As Chief Technology Officer,(CTO). From 2002-2005 Dr. Levich has been an independent Consultant to several companies developing new generation of optical storage based on multilayer concept. In 1999- 2002, Dr. Levich was President and Chairman of the Board of Directors of Constellation, Inc. Constellation 3D, a NASDAQ company, developed new generation technology of optical storage for application in consumer electronics (High Definition TV and Digital Cinema) and professional storage markets. (From 2002 onward, the development of fluorescent based storage has been carried out by US based company D Data Inc.)

From 1996-1998 Dr. Levich was President and Chief Scientist of a private company-Medevi Ltd.- developing general principles of new generation of optical storage-multilayer disks and cards. From 1991-1995 Dr. Levich was Senior partner and Chief Scientist in Orlev Scientific Ltd. - subsidiary of Ormat Industries Ltd., Israel(Orlev integrated US-Israeli team of distinguished scientists developing industrial implementations of new technologies for management of turbulent flows in pipes and aeronautics. Dr. E. Levich has discovered, together with Professor Lawrence Sirovich of Rockefeller University, previously unknown basic principles governing turbulent flows). From 1981- 1991 Dr. Levich was a Professor of Theoretical Physics and Professor of Engineering at the City University of New York.

EDUCATION

M.Sc. in Physics, 1968, from Moscow State University; Ph.D. in Theoretical Physics from the Landau Institute of Theoretical Physics, 1970.

Dr. E. Levich was awarded major research grants by the US Department of Energy for seven (7) consecutive years from 1983 to 1991, and by National Science Foundation in 1990 and 1991.

PUBLICATIONS

E. Levich published over 90 papers and book contributions in the fields of astrophysics, nonlinear phenomena & chaos, turbulence in fluids and optical storage. His main research interest for the last 10 years has been in optical storage. E. Levich is the author of over 40 patents, supported in the US and world wide, in fundamental fields of technology, ranging from managing of drag and heat exchange in turbulent flows to new generation of optical storage. His most recent scientific contributions in the field of turbulence of fluids and turbulence control were published in the monograph -Turbulence Structure and Modulation (Springer, Wien - New York, 2001).

July 1, 2005 APPOINTMENT OF ALEXANDER BOLKER-HAGERTY Age 24 AS CHIEF OPERATIONS OFFICER.

On June 30, 2005 the board of Directors appointed Mr. Alexander Bolker-Hagerty as Chief Operating Officer of New Medium Enterprises, Inc. Mr. Alexander Bolker-Hagerty has been working as a consultant and as NME's Business Development Manager at their global headquarters in London, United Kingdom since April 2005. Actively involved in every aspect of the business, he has been organizing and promoting NME's business strategy and coordinating developments into new vertical markets and geographical regions. Over the past six years and while earning his degree (2000-2004), Mr. Bolker-Hagerty has trained in multiple industries and countries in Europe and North America, notably in the premium luxury consumer goods market within his family business: Hagerty. Based in the Principalities of Monaco and Liechtenstein, he was Head of Operations of the Export Division, where he oversaw business development and sales of niche market products in over 80 countries.

Mr. Bolker-Hagerty was educated in many countries, is quadrilingual, and possesses a library of international contacts which attracted him to numerous Project- and Product Management experiences in Construction, of the new Port Hercule of Monaco, with SGTM and Engeco; in Private and Investment Banking, with Metzler Bank of Germany and Schroder Salomon Smith Barney of the United Kingdom; and in Consumer Products with Unilever of the Netherlands and Rehau of Germany. Mr. Bolker-Hagerty received his Bachelor of Science in International Business Management and Russian from Babson College and Wellesley College, Massachusetts, USA


ITEM:  3.03  MATERIAL  MODIFICATION  TO  RIGHTS  OF  SECURITY  HOLDERS

On June 23, 2005, the Company converted the following outstanding obligations owed to two of its principal shareholders into The Common stock of the company.

May  Ltd.   $87,000  debt  converted  into  1,740,000  Common  shares
TriGM  Ltd.  $87,000  debt  converted  into  1,740,000  Common  Shares

ITEM  9.01  Financial  Statements  &  Exhibits:

Debt to Equity Conversion Agreement



 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




New  Medium  Enterprises,  Inc.
-------------------------------
(Registrant)


By:  /s/  Mahesh Jayaranayan
CEO

July 5, 2005

..